UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 16, 2021

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)
4200 Stone Road
Kilgore, Texas 75662
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partnership interests	MMLP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2021, Martin Operating Partnership L.P. (the “Operating Partnership”), a wholly owned subsidiary of Martin Midstream Partners L.P. (the “Partnership”), and the Partnership entered into a Twelfth Amendment to Third Amended and Restated Credit Agreement (the “Twelfth Amendment”) with Royal Bank of Canada, as administrative agent and collateral agent for the lenders and as an L/C Issuer and a lender, and the other lenders party thereto, which amends the Third Amended and Restated Credit Agreement, dated as of March 28, 2013, as amended (the “Credit Agreement”).

Upon the closing of the Twelfth Amendment, the Credit Agreement was amended to, among other things:

•reduce the aggregate amount of commitments under the Credit Agreement from $300 million to $275 million;

•eliminate the Partnership’s ability to increase the commitments under the Credit Agreement without the requisite consent of the lenders;

•eliminate the requirement for a $25 million reduction in the commitments under the Credit Agreement if the Partnership receives $25 million or more in net cash proceeds from any asset sale;

•require the Operating Partnership to maintain a minimum Interest Coverage Ratio (as defined in the Credit Agreement) of 1.75:1.0 with respect to the fiscal quarter ended in June of 2021, 1.6:1.0 with respect to the fiscal quarter ending in September of 2021, 1.75:1.0 with respect to the fiscal quarter ending in December of 2021, 1.85:1.0 with respect to the fiscal quarters ending in March and June of 2022, and 2.0:1.0 with respect to each fiscal quarter thereafter;

•require the Operating Partnership to maintain a maximum Total Leverage Ratio (as defined in the Credit Agreement) of not more than 5.75:1.0 with respect to the fiscal quarters ending in June and September of 2021, 5.25:1.0 with respect to the fiscal quarter ending in December of 2021, and 5.0:1.0 with respect to each fiscal quarter thereafter; and

•require the Operating Partnership to maintain a maximum First Lien Leverage Ratio (as defined in the Credit Agreement) of not more than 2.25:1.0 with respect to each fiscal quarter ending in 2021, 1.75:1.0 with respect to each fiscal quarter ending in 2022, and 1.5:1.0 with respect to each fiscal quarter thereafter.

The foregoing description of the Twelfth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Twelfth Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

          On July 22, 2021, Martin Midstream Partners L.P. (the "Partnership") issued a press release reporting its financial results for the quarter ended June 30, 2021.   A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and will be published on the Partnership's website at www.MMLP.com. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this report and is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

      In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description
10.1
Twelfth Amendment to Third Amended and Restated Credit Agreement, dated as of July 16, 2021, by and among Martin Operating Partnership L.P., as borrower, Martin Midstream Partners L.P., the other Loan Parties party thereto, the Lenders party thereto, and Royal Bank of Canada, as administrative agent and collateral agent for the Lenders and as an L/C Issuer and a Lender.

99.1	Press release dated July 22, 2021
99.2	Supplemental information - Martin Midstream Partners L.P. 2nd Quarter Earnings Summary
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC, Its General Partner
Date: July 22, 2021	By: /s/ Sharon L. Taylor
Sharon L. Taylor
Vice President and Chief Financial Officer